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20041281066 C
$ 100.00
SECRETARY OF STATE
08-11-2004 14:26:32

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation

filed pursuant to §7-90-301, et seq. and §7-102-102 of the Colorado Revised Statutes (C.R.S)

1. Entity name:

CellTouch, Inc.

(The name of a corporation must contain the term or abbreviation "corporation", "incorporated", "company", "limited", "corp.", inc.", "co." or "ltd"; If the corporation is a professional corporation, it must contain the term or abbreviation "professional corporation", "p.c.", or "pc" §7- 90-601, C.R.S.)

2. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, make the applicable selection)*:

☐ "bank" or "trust" or any derivative thereof
☐ "credit union" ☐ "savings and loan"
☐ "insurance", "casualty", "mutual", or "surety"

3. Principal office street address:

8950 Scenic Pine Drive
(Street name and number)

Parker CO 80134
(City) *(State)* *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

4. Principal office mailing address:
(if different from above)

(Street name and number or Post Office Box information)

(City) *(State)* *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

5. Registered agent: (if an individual):

Nichols W. Edward
(Last) *(First)* *(Middle)* *(Suffix)*

OR (if a business organization):

6. The person appointed as registered agent in the document has consented to being so appointed.

7. Registered agent street address:

8950 Scenic Pine Drive
(Street name and number)
Parker, Colorado 80134

Rev. 7/13/2004

CO
(City) (State) (Postal/Zip Code)

8. Registered agent mailing address:
(if different from above)

(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

9. If the corporation's period of duration is less than perpetual, state the date on which the period of duration expires:

(mm/dd/yyyy)

10. *(Optional)* Delayed effective date:

(mm/dd/yyyy)

11. Name(s) and address(es) of incorporator(s): (if an individual):

Freedman	Marcia	L.	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

OR (if a business organization):

600 Seventeenth Street - Suite 2700S
(Street name and number or Post Office Box information)

Denver	CO	80202
(City)	*(State)*	*(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

(if an individual)

(Last) *(First)* *(Middle)* *(Suffix)*

OR (if a business organization)

(Street name and number or Post Office Box information)

(City) *(State)* *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

(if an individual)

(Last) *(First)* *(Middle)* *(Suffix)*

OR (if a business organization)

(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

(If there are more than three incorporators, mark this box ☐ and include an attachment stating the true names and mailing addresses of all additional incorporators.)

12. The corporation is authorized to issue 200,000,000 shares of common stock.
(number)

(Additional classes of capital stock may be authorized and additional information regarding the corporation's stock may be stated, mark this box ☑ and include an attachment stating pertinent information.)

13. Additional information may be included pursuant to §7-102-102, C.R.S. and other organic statutes such as title 12, C.R.S. If applicable, mark this box ☑ and include an attachment stating the additional information.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

14. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Freedman Marcia L.
(Last) (First) (Middle) (Suffix)

600 Seventeenth Street - Suite 2700S
(Street name and number or Post Office Box information)

Denver CO 80202
(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

ARTICLES OF INCORPORATION
OF
CELLTOUCH, INC.

ARTICLE I
NAME OF CORPORATION

The name of the Corporation is CellTouch, Inc.

ARTICLE II
OFFICES

Section 2.1. The street address of the registered office of the Corporation is 8950 Scenic Pine Drive, Parker, Colorado 80134. The name of the registered agent at that address is W. Edward Nichols.

Section 2.2. The address of the Corporation's principal office is 8950 Scenic Pine Drive, Parker, Colorado 80134.

ARTICLE III
DIRECTORS

Section 3.1. The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors. Directors shall be elected in accordance with the Bylaws. The initial number of directors of the Corporation shall be two, and the names and addresses of such directors are:

W. Edward Nichols	8950 Scenic Pine Drive Parker, Colorado 80134
Frank K. Liu	16960 Gale Avenue City of Industry, California 91745

Section 3.2. The number of directors shall be fixed in accordance with the Bylaws, but shall not be less than one.

Section 3.3. The liability of a director of the Corporation to the Corporation or its shareholders shall be eliminated to the fullest extent permitted under applicable Colorado law, as well as by any statutory amendments that expand the elimination or limitation of such liability. Any repeal or modification of this section under Article III by shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IV
DURATION OF CORPORATION

The Corporation shall exist perpetually unless dissolved according to law.

ARTICLE V
PURPOSES AND POWERS

Section 5.1. Purposes. The purpose of the Corporation shall be to transact all lawful business or businesses for which corporations may be incorporated pursuant to applicable state law.

Section 5.2. Powers. In addition to the powers specifically provided by state law, the Corporation shall have and may exercise all powers necessary or convenient to effect its purpose.

ARTICLE VI
CAPITAL

Section 6.1. The aggregate number of shares of stock which the Corporation shall have the authority to issue is 210,000,000, of which 200,000,000 shares shall be Common Stock with a par value of $0.001 per share and 10,000,000 shares shall be Preferred Stock with no par value.

Section 6.2. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. One-third of the shares of Common Stock

entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by the Articles of Incorporation or the Colorado Business Corporation Act, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the shareholders.

Section 6.3. The Corporation may divide and issue the Preferred Stock in series. Shares of Preferred Stock of each series when issued shall be designated to distinguish them from shares of other series of Preferred Stock, and the Board of Directors is hereby authorized to determine the relative rights and preferences of the shares of any such series so established.

ARTICLE VII

VOTING

No cumulative voting in the election of directors shall be allowed.

ARTICLE VIII
PREEMPTIVE RIGHTS

The shareholders shall not have preemptive or preferential rights to acquire any unissued or treasury shares of stock of the Corporation, securities convertible into shares, or securities carrying stock purchase options or warrants to acquire any unissued or treasury shares of stock of the Corporation.

ARTICLE IX
SHARE TRANSFER RESTRICTIONS

The Corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is hereby authorized on behalf

of the Corporation to exercise the Corporation's right to so impose such restrictions by agreement or otherwise.

ARTICLE X
CONFLICTING INTEREST TRANSACTIONS

No conflicting interest transaction, as that term is defined in Section 7-108-501, between the Corporation one or more of its directors, officers or any other corporation, partnership, association or entity in which any director or officer of the Corporation is financially or otherwise interested or is a director, member or officer of such other corporation, partnership, association, or entity, shall be affected or invalidated because of such relationship or interest, and the full protection of Section 7-108-501 of the Colorado Business Corporation Act shall be available to such officer or director provided that the requirements of such Section are met.

ARTICLE XI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS

The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director of the Corporation or, while serving as a director of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal

representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

ARTICLE XII

The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Marcia L. Freedman, c/o Krys Boyle, P.C., 600 Seventeenth Street - Suite 2700S, Denver, Colorado 80202.

Executed at Denver, Colorado this 11th day of August, 2004.

Marcia L. Freedman

Marcia L. Freedman, Incorporator
600 Seventeenth Street - Suite 2700S
Denver, Colorado 80202

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